Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645

Korn Ferry Announces First Quarter Fiscal 2023

Results of Operations

Highlights

▪	Korn Ferry reports fee revenue of $695.9 million in Q1 FY’23, an increase of 19% (24% on a constant currency) from Q1 FY’22.
▪	Net income attributable to Korn Ferry was $77.2 million in Q1 FY’23, while diluted and adjusted diluted earnings per share were $1.45 and $1.50 in Q1 FY’23, respectively.
▪	Operating income and Adjusted EBITDA were $111.6 million (operating margin of 16.0%) and $132.2 million (Adjusted EBITDA margin of 19.0%), respectively, in Q1 FY’23.
▪	The Company repurchased 370,000 shares of stock during the quarter for $22.4 million.
▪	On August 1st, 2022, Korn Ferry completed the acquisition of Infinity Consulting Solutions, which will be included in the Professional Search & Interim segment in Q2 FY’23.
▪	Declared a quarterly dividend of $0.15 per share on September 6, 2022, which is payable on October 14, 2022 to stockholders of record on September 23, 2022.
▪	On May 1, 2022, Korn Ferry separated the RPO & Professional Search segment into two segments, Professional Search & Interim segment and the RPO segment.

Los Angeles, CA, September 7, 2022 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced first quarter fee revenue of $695.9 million. In addition, first quarter diluted earnings per share was $1.45 and adjusted diluted earnings per share was $1.50.

“I am pleased with our financial results during the fiscal first quarter. We generated $696 million in fee revenue, up 19% (24% at constant currency) year over year. Our diluted earnings per share and adjusted diluted earnings per share were $1.45 and $1.50, respectively, and our Adjusted EBITDA was $132 million, representing a 19% margin,” said Gary D. Burnison, CEO, Korn Ferry.

“We are in a new paradigm as global organizations fight for growth and relevancy while facing economic ambiguity. Today’s workscape has never been more complex – an imbalanced labor market, skills shortage and a major shift in how and where people work. While cycles will continually change, the long-term premium on people endures. Strategy without talent is helpless and talent without strategy is hopeless. Korn Ferry is the firm that helps clients drive performance through synchronizing their organization, their strategy and their people.”

Selected Financial Results

(dollars in millions, except per share amounts) (a)

	First Quarter
	FY’23	FY’22
Fee revenue	$695.9	$585.4
Total revenue	$703.1	$588.1
Operating income	$111.6	$101.3
Operating margin	16.0%	17.3%
Net income attributable to Korn Ferry	$77.2	$74.8
Basic earnings per share	$1.46	$1.38
Diluted earnings per share	$1.45	$1.37

Adjusted Results (b):	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$132.2	$121.3
Adjusted EBITDA margin	19.0%	20.7%
Adjusted net income attributable to Korn Ferry	$80.0	$74.8
Adjusted basic earnings per share	$1.51	$1.38
Adjusted diluted earnings per share	$1.50	$1.37

___________

(a)	Numbers may not total due to rounding.
(b)

Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	First Quarter
	FY’23	FY’22
Integration/acquisition costs	$3.6	$—

The Company reported fee revenue in Q1 FY’23 of $695.9 million, an increase of 19% (up 24% on a constant currency basis) compared to Q1 FY’22.  Fee revenue increased in all lines of business. The increase in fee revenue when compared to Q1 FY’22 was primarily due to the continuing demand for the Company’s integrated service offerings and the acquisitions of Lucas Group and Patina (the “acquisitions”) in Q3 FY’22 and Q4 FY’22, respectively, which are included in the new Professional Search & Interim segment.

Operating margin was 16.0% in Q1 FY’23 compared to 17.3% in the year-ago quarter.  Adjusted EBITDA margin was 19.0% in Q1 FY’23 compared to 20.7%, in the year-ago quarter.  Net income attributable to Korn Ferry was $77.2 million in Q1 FY’23 compared to $74.8 million in Q1 FY’22 and Adjusted EBITDA reached $132.2 million in Q1 FY’23 compared to $121.3 million in Q1 FY’22.

Operating income increased due to an increase in fee revenue as discussed above. Partially offsetting this increase were increases in 1) compensation and benefits expense primarily due to increased headcount and performance-based incentives, 2) general and administrative expenses and 3) cost of services expense associated with the recently acquired interim business.

Adjusted EBITDA increased due to the same factors discussed above with the exception of integration and acquisition costs primarily included in general and administrative expenses.

Results by Line of Business

Selected Consulting Data

(dollars in millions) (a)

	First Quarter
	FY’23	FY’22
Fee revenue	$166.5	$148.5
Total revenue	$168.7	$149.0

Ending number of consultants and execution staff (b)	1,879	1,651
Hours worked in thousands (c)	459	426
Average bill rate (d)	$363	$349

Adjusted Results:	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$29.6	$26.8
Adjusted EBITDA margin	17.7%	18.1%

 ___________

(a)	Numbers may not total due to rounding.
(b)	Represents number of employees originating, delivering and executing consulting services.
(c)	The number of hours worked by consultant and execution staff during the period.
(d)	The amount of fee revenue divided by the number of hours worked by consultants and execution staff.

Fee revenue was $166.5 million in Q1 FY’23 compared to $148.5 million in Q1 FY’22, an increase of $18.0 million or 12% (up 18% on a constant currency basis). Growth in Consulting fee revenue continues to be driven by large workforce transformation initiatives delivered through our Organization Strategy, Assessment and Succession, and Leadership Development solutions. We also saw significant growth in Organization Design, Change Management, and Workforce Sales Compensation as clients aligned their structures to new market opportunities and addressed compensation and retention issues associated with labor market dislocation.

Adjusted EBITDA was $29.6 million in Q1 FY’23 with an Adjusted EBITDA margin of 17.7% compared to Adjusted EBITDA of $26.8 million with an associated margin of 18.1%, respectively, in the year-ago quarter. This increase in Adjusted EBITDA resulted from the increase in fee revenue outlined above, partially offset by an increase in compensation and benefits expense and cost of services expense, driven by higher salaries and related payroll taxes and performance-related bonus expense due to an increase in fee revenue and headcount.

Selected Digital Data

(dollars in millions) (a)

Digital leverages an artificial intelligence powered, machine-learning platform to help identify the best structures, roles, capabilities, and behaviors needed to drive business forward. This end-to-end platform combines Korn Ferry proprietary data, client data, and external market data to help make better, faster decisions about organizations, leadership, and people.

	First Quarter
	FY’23	FY’22
Fee revenue	$83.8	$80.7
Total revenue	$83.8	$80.7

Ending number of consultants	331	297
Subscription & License fee revenue	$29.6	$24.4

Adjusted Results:	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$24.2	$25.6
Adjusted EBITDA margin	28.9%	31.8%

___________

(a)	Numbers may not total due to rounding.

Fee revenue was $83.8 million in Q1 FY’23 compared to $80.7 million in Q1 FY’22, an increase of $3.1 million or 4% (up 10% on a constant currency basis).  The increase in fee revenue was primarily due to growth in Total Rewards and Leadership Development offerings as companies try to reward and retain employees in a changing labor market and invest in sales effectiveness tools to enable their commercial teams to maximize revenue growth.

Adjusted EBITDA was $24.2 million in Q1 FY’23 with an Adjusted EBITDA margin of 28.9% compared to $25.6 million and 31.8%, respectively, in the year-ago quarter.  The decrease in Adjusted EBITDA and Adjusted EBITDA margin was due to 1) an increase in compensation and benefits expense, driven by higher salaries and related payroll taxes associated with the increased investment made on product development initiatives and an increase in the commercial salesforce and 2) general and administrative expenses.  This was partially offset by higher fee revenue.

Selected Executive Search Data(a)

(dollars in millions) (b)

	First Quarter
	FY’23	FY’22
Fee revenue	$232.8	$216.9
Total revenue	$234.5	$217.7

Ending number of consultants	619	565
Average number of consultants	603	544
Engagements billed	4,133	4,175
New engagements (c)	1,682	1,745

Adjusted Results:	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$62.2	$61.6
Adjusted EBITDA margin	26.7%	28.4%

________

(a)

Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

(b)	Numbers may not total due to rounding.
(c)	Represents new engagements opened in the respective period.

Fee revenue was $232.8 million and $216.9 million in Q1 FY’23 and Q1 FY’22, respectively, a year-over-year increase of $15.9 million or 7% (up 11% on a constant currency basis).  The increase in fee revenue was driven by an increase in the weighted-average fees billed per engagement. Fee revenue increased in North America, EMEA and Latin America with the largest increase in North America.

Adjusted EBITDA was $62.2 million in Q1 FY’23 with an Adjusted EBITDA margin of 26.7% compared to Adjusted EBITDA of $61.6 million and Adjusted EBITDA margin of 28.4%, respectively, in the year-ago quarter. The increase in Adjusted EBITDA was due to the increase in fee revenue discussed above, partially offset by increases in compensation and benefits expense due to an increase in performance-related bonus expense and salaries and related payroll taxes due to an increase in fee revenue and headcount.  General and administrative expense also increased in Q1 FY’23 compared to the year-ago quarter.

Selected Professional Search & Interim Data(a)

(dollars in millions) (b)

	First Quarter
	FY’23	FY’22
Fee revenue	$98.9	$51.8
Total revenue	$100.1	$51.9

Permanent Placement:
Fee revenue	$74.1	$51.8
Engagements billed (c)	2,739	1,824
New engagements (d)	1,846	988
Ending number of consultants (e)	497	190
Interim (started in Q3 FY'22):
Fee revenue	$24.8	$-
Average bill rate (f)	$122	$-
Average weekly billable consultants (g)	463	-

Adjusted Results (h):	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$29.2	$19.4
Adjusted EBITDA margin	29.5%	37.5%

___________

(a)

In the first quarter of fiscal 2023, the Company changed the composition of its global segments.  Professional Search & Interim segment represents the single hire to multi hire permanent placement and interim business that was previously included in the RPO & Professional Search segment. Segment data for Q1 FY’22 has been recast to reflect the division of the RPO & Professional Search segment into the RPO segment and Professional Search & Interim segment.

(b)	Numbers may not total due to rounding.
(c)	Represents engagements billed for professional search.
(d)	Represents new engagements opened for professional search in the respective period.
(e)	Represents number of employees originating professional search.
(f)	Fee revenue from interim divided by the number of hours worked by consultants.
(g)	The number of billable consultants based on a weekly average in the respective period.
(h)	Adjusted results exclude the following:
	First Quarter
	FY’23	FY’22
Integration/acquisition costs	$2.5	$—

Fee revenue was $98.9 million in Q1 FY’23, an increase of $47.1 million or 91% (up 98% on a constant currency basis), compared to the year-ago quarter.  Interim fee revenue and permanent placement fee revenue increased by $24.8 million and $22.3 million, respectively, due to the acquisitions.

Adjusted EBITDA was $29.2 million in Q1 FY’23 with an Adjusted EBITDA margin of 29.5% compared to $19.4 million and 37.5%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above.  Partially offsetting this increase were increases in compensation and benefits expense driven by higher salaries and related payroll taxes and commission expense driven by increases in fee revenue and headcount associated with the acquisitions.  Also partially offsetting the increase in Adjusted EBITDA was an increase in cost of services expense due to the recently acquired interim businesses.

Selected RPO Data(a)

(dollars in millions) (b)

	First Quarter
	FY’23	FY’22
Fee revenue	$113.9	$87.5
Total revenue	$116.1	$88.8

Remaining revenue under contract(c)	$821.3	$576.1
RPO new business(d)	$148.4	$113.0

Adjusted Results:	First Quarter
	FY’23	FY’22
Adjusted EBITDA	$17.7	$14.5
Adjusted EBITDA margin	15.5%	16.6%

___________

(a)

In the first quarter of fiscal 2023, the Company changed the composition of its global segments.  RPO segment represents the recruitment outsourcing business that was previously included in the RPO & Professional Search segment. Segment data for Q1 FY’22 has been recast to reflect the division of the RPO & Professional Search segment into a RPO segment and Professional Search & Interim segment.

(b)	Numbers may not total due to rounding.
(c)	Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)	Estimated total value of a contract at the point of execution of the contract.

Fee revenue was $113.9 million in Q1 FY’23, an increase of $26.4 million or 30% (up 37% on a constant currency basis), compared to the year-ago quarter.  RPO fee revenue increased due to the wider adoption of RPO services in the market in combination with our differentiated solutions.

Adjusted EBITDA was $17.7 million in Q1 FY’23 with an Adjusted EBITDA margin of 15.5% compared to $14.5 million and 16.6%, respectively, in the year-ago quarter.  The increase in Adjusted EBITDA was due to the higher fee revenue discussed above.  Partially offsetting this were increases in compensation and benefits expense driven by higher salaries and related payroll taxes driven by increases in headcount associated with increased levels of fee revenue.

Outlook

Despite the continuing strength in new business trends coming out of Q1 FY’23, economic factors like global inflation, rising interest rates, and escalating geo-political tensions present a level of risk and uncertainty that is difficult to quantify. With this in mind and assuming no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:

▪	Q2 FY’23 fee revenue is expected to be in the range of $678 million and $708 million; and
▪	Q2 FY’23 diluted earnings per share is expected to range between $1.28 to $1.45.

On a consolidated adjusted basis:

▪	Q2 FY’23 adjusted diluted earnings per share is expected to be in the range from $1.34 to $1.50.

	Q2 FY’23 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$1.28	$1.45
Integration/acquisition costs	0.06	0.05
Consolidated adjusted diluted earnings per share(1)	$1.34	$1.50

________

(1)	Consolidated adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed in the table.

Earnings Conference Call Webcast

The earnings conference call will be held today at 12:00 PM (EDT) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak.  The conference call will be webcast and available online at ir.kornferry.com.  We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is a global organizational consulting firm.  We help clients synchronize strategy and talent to drive superior performance.  We work with organizations to design their structures, roles, and responsibilities.  We help them hire the right people to bring their strategy to life.  And we advise them on how to reward, develop, and motivate their people.  Visit kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services.  Readers are cautioned not to place undue reliance on such statements.  Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry.  The potential risks and uncertainties include those relating to the ultimate magnitude and duration of any pandemic or outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, dislocation in the labor markets and increasing competition for highly skilled workers, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, impact of inflationary pressures on our profitability, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses and employment liability risk.  For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission.  Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  In particular, it includes:

•	Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, net of income tax effect;
•	Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, net of income tax effect;
•

Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;

•

Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results.  These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry.  These charges, which are described in the footnotes in the attached reconciliations, represent costs we incurred to acquire and integrate a portion of our Professional Search & Interim business. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance.  Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making.  Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results.  Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended
	July 31,
	2022	2021
	(unaudited)
Fee revenue	$695,903	$585,395
Reimbursed out-of-pocket engagement expenses	7,245	2,703
Total revenue	703,148	588,098

Compensation and benefits	465,626	396,236
General and administrative expenses	64,457	50,267
Reimbursed expenses	7,245	2,703
Cost of services	37,992	21,993
Depreciation and amortization	16,229	15,644
Total operating expenses	591,549	486,843

Operating income	111,599	101,255
Other income, net	775	4,447
Interest expense, net	(7,612)	(5,426)
Income before provision for income taxes	104,762	100,276
Income tax provision	26,226	23,879
Net income	78,536	76,397
Net income attributable to noncontrolling interest	(1,289)	(1,574)
Net income attributable to Korn Ferry	$77,247	$74,823

Earnings per common share attributable to Korn Ferry:
Basic	$1.46	$1.38
Diluted	$1.45	$1.37

Weighted-average common shares outstanding:
Basic	51,771	52,760
Diluted	52,106	53,320

Cash dividends declared per share:	$0.15	$0.12

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY REPORTING SEGMENT

(dollars in thousands)

(unaudited)

	Three Months Ended July 31,
	2022	2021	% Change

Fee revenue:
Consulting	$166,484	$148,478	12.1%
Digital	83,761	80,671	3.8%
Executive Search:
North America	151,544	138,678	9.3%
EMEA	47,056	42,747	10.1%
Asia Pacific	26,381	28,703	(8.1%)
Latin America	7,808	6,776	15.2%
Total Executive Search (a)	232,789	216,904	7.3%
Professional Search & Interim	98,947	51,837	90.9%
RPO	113,922	87,505	30.2%
Total fee revenue	695,903	585,395	18.9%
Reimbursed out-of-pocket engagement expenses	7,245	2,703	168.0%
Total revenue	$703,148	$588,098	19.6%
(a)

Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	July 31,	April 30,
	2022	2022
	(unaudited)
ASSETS
Cash and cash equivalents	$639,784	$978,070
Marketable securities	71,172	57,244
Receivables due from clients, net of allowance for doubtful accounts of $39,432 and $36,384 at July 31, 2022 and April 30, 2022, respectively	637,061	590,260
Income taxes and other receivables	35,186	31,884
Unearned compensation	60,726	60,749
Prepaid expenses and other assets	53,363	41,763
Total current assets	1,497,292	1,759,970

Marketable securities, non-current	185,492	175,783
Property and equipment, net	147,117	138,172
Operating lease right-of-use assets, net	158,918	167,734
Cash surrender value of company-owned life insurance policies, net of loans	184,742	183,308
Deferred income taxes	81,422	84,712
Goodwill	724,426	725,592
Intangible assets, net	84,167	89,770
Unearned compensation, non-current	117,346	118,238
Investments and other assets	23,157	21,267
Total assets	$3,204,079	$3,464,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$55,003	$50,932
Income taxes payable	37,552	34,450
Compensation and benefits payable	250,818	547,826
Operating lease liability, current	46,700	48,609
Other accrued liabilities	295,981	302,408
Total current liabilities	686,054	984,225

Deferred compensation and other retirement plans	380,137	357,175
Operating lease liability, non-current	140,611	151,212
Long-term debt	395,653	395,477
Deferred tax liabilities	4,052	2,715
Other liabilities	26,338	24,153
Total liabilities	1,632,845	1,914,957

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 76,568 and 75,409 shares issued and 53,502 and 53,190 shares outstanding at July 31, 2022 and April 30, 2022, respectively	470,127	502,008
Retained earnings	1,203,067	1,134,523
Accumulated other comprehensive loss, net	(108,444)	(92,185)
Total Korn Ferry stockholders' equity	1,564,750	1,544,346
Noncontrolling interest	6,484	5,243
Total stockholders' equity	1,571,234	1,549,589
Total liabilities and stockholders' equity	$3,204,079	$3,464,546

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share amounts)

(unaudited)

		Three Months Ended
		July 31,
		2022	2021

	Net income attributable to Korn Ferry	$77,247	$74,823
	Net income attributable to non-controlling interest	1,289	1,574
	Net income	78,536	76,397
	Income tax provision	26,226	23,879
	Income before provision for income taxes	104,762	100,276
	Other income, net	(775)	(4,447)
	Interest expense, net	7,612	5,426
	Operating income	111,599	101,255
	Depreciation and amortization	16,229	15,644
	Other income, net	775	4,447
	Integration/acquisition costs (1)	3,605	-
	Adjusted EBITDA	$132,208	$121,346

	Operating margin	16.0%	17.3%
	Depreciation and amortization	2.3%	2.7%
	Other income, net	0.1%	0.7%
	Integration/acquisition costs (1)	0.6%	-
	Adjusted EBITDA margin	19.0%	20.7%

	Net income attributable to Korn Ferry	$77,247	$74,823
	Integration/acquisition costs (1)	3,605	-
	Tax effect on the adjusted items (2)	(893)	-
	Adjusted net income attributable to Korn Ferry	$79,959	$74,823

	Basic earnings per common share	$1.46	$1.38
	Integration/acquisition costs (1)	0.07	-
	Tax effect on the adjusted items (2)	(0.02)	-
	Adjusted basic earnings per share	$1.51	$1.38

	Diluted earnings per common share	$1.45	$1.37
	Integration/acquisition costs (1)	0.07	-
	Tax effect on the adjusted items (2)	(0.02)	-
	Adjusted diluted earnings per share	$1.50	$1.37

Explanation of Non-GAAP Adjustments
(1)	Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)	Tax effect on integration/acquisition costs.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED

(unaudited)

	Three Months Ended July 31,
	2022				2021
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$166,484	$168,735	$29,550	17.7%	$148,478	$149,007	$26,841	18.1%
Digital	83,761	83,815	24,178	28.9%	80,671	80,681	25,632	31.8%
Executive Search:
North America	151,544	152,884	43,749	28.9%	138,678	139,300	43,330	31.2%
EMEA	47,056	47,329	8,515	18.1%	42,747	42,843	7,585	17.7%
Asia Pacific	26,381	26,452	7,351	27.9%	28,703	28,732	8,320	29.0%
Latin America	7,808	7,809	2,617	33.5%	6,776	6,779	2,354	34.7%
Total Executive Search	232,789	234,474	62,232	26.7%	216,904	217,654	61,589	28.4%
Professional Search & Interim	98,947	100,052	29,161	29.5%	51,837	51,932	19,439	37.5%
RPO	113,922	116,072	17,709	15.5%	87,505	88,824	14,528	16.6%
Corporate	-	-	(30,622)		-	-	(26,683)
Consolidated	$695,903	$703,148	$132,208	19.0%	$585,395	$588,098	$121,346	20.7%